UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2021

Oncorus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39575	47-3779757
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hampshire Street, Suite 401 Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 320-6400

Not applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ONCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Director

On June 16, 2021, upon the recommendation of its Nominating and Corporate Governance Committee (the “Nominating Committee”), the Board of Directors (the “Board”) of Oncorus, Inc. (the “Company”) appointed Eric H. Rubin, M.D. to fill a vacancy on the Board and to serve as a Class II director, effective as of June 16, 2021. Dr. Rubin will serve for the term expiring at the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”), and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. Based upon the further recommendation of the Nominating Committee, the Board has also appointed Dr. Rubin to serve as a member of the Nominating Committee, with such appointment also effective on June 16, 2021. Dr. Rubin was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person.

Dr. Rubin, 62, has served as a Senior Vice President of Oncology of Merck & Co., Inc. (“Merck”), a publicly traded biopharmaceutical company, since January 2018, where he oversees development of Merck’s early oncology pipeline and translational oncology research activities. Prior to that position, Dr. Rubin was Vice President of Oncology at Merck, overseeing clinical oncology development from April 2008 until January 2018. Dr. Rubin brings an academic and industry career in cancer drug development, including serving as Director of the Investigational Therapeutics Division at the Cancer Institute of New Jersey from 1998 to 2008 and as a faculty member at several institutions, including the Dana-Farber Cancer Institute from 1992 to 1995, and currently as an adjunct professor in the Departments of Medicine and Pharmacology, Robert Wood Johnson Medical School, University of Medicine and Dentistry of New Jersey, a position he has held since 2008. In addition, Dr. Rubin is currently the Co-Chair of the Cancer Steering Committee of the Biomarkers Consortium, a public-private research partnership managed by the Foundation for the National Institutes of Health, a position he has held since 2015, and a member of the Science Policy and Governmental Affairs Committee for the American Association for Cancer Research, a position he has held since 2014. Dr. Rubin was also previously a member of the National Cancer Moonshot Initiative Blue Ribbon Panel Working Group on Expanding Clinical Trials in 2016. He has an M.D. from the University of South Florida and a B.S. in Mathematics from Tulane University.

In accordance with the Company’s compensation policy for non-employee directors, upon his commencement of service as a director, Dr. Rubin was granted an initial stock option award to purchase 25,000 shares of the Company’s common stock with an exercise price of $16.55 per share, which was the closing price of the Company’s common stock on the Nasdaq Global Market on the date of grant. This option will vest and become exercisable as follows: one thirty-sixth (1/36th) of the shares shall vest each month commencing on July 16, 2021 until such shares have vested on the third anniversary of the date of grant, subject to Dr. Rubin’s continuous service (as such term is defined in the Company’s 2020 Equity Incentive Plan (the “Plan”)), through each applicable vesting date. Additionally, Dr. Rubin will be entitled to receive compensation for his service as a non-employee director in accordance with the Company’s director compensation policy, including an annual retainer of $35,000 per year for his service as a director and a $4,000 annual retainer for his service on the Nominating Committee. At each annual stockholder meeting following which Dr. Rubin’s term as a director continues (beginning with the 2022 Annual Meeting), Dr. Rubin will be entitled to receive a stock option under the Plan to purchase 12,500 shares of common stock, vesting in monthly installments over one year from the grant date, subject to his continuous service through each applicable vesting date.

The Company has entered into its standard form of indemnification agreement with Dr. Rubin, the form of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on September 11, 2020.

There are no related party transactions between Dr. Rubin and the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no family relationships between Dr. Rubin and any director or executive officer of the Company.

(e) Compensatory Grant

On June 15, 2021, the Compensation Committee of the Board reviewed the performance of Steve Harbin, the Company’s Chief Operating Officer and Chief of Staff. After its review and evaluation of Mr. Harbin’s performance along with review of compensatory arrangements of other similarly situated companies in its peer group and discussion with its compensation consultant, the Compensation Committee determined it was in the best interest of the Company and its stockholders to grant Mr. Harbin a special equity award, consisting of an option to purchase 87,125 shares of the Company’s common stock with an exercise price of $16.79 per share, which was the closing price of the Company’s common stock on the Nasdaq Global Market on the date of grant. The option will vest and become exercisable as follows: one fourth (1/4th) of the shares shall vest on June 15, 2022, and one thirty-sixth (36th) of the remaining shares subject to the option shall vest each month thereafter, subject to Mr. Harbin’s continuous service (as such term is defined in the Plan) through each applicable vesting date.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 16, 2021, the Company held its 2021 annual meeting of stockholders (the “2021 Annual Meeting”), at which a quorum was present. At the 2021 Annual Meeting, the stockholders of the Company voted on the following two proposals: (1) to elect two nominees for director to hold office until the Company’s 2024 annual meeting of stockholders (“Proposal 1”), and (2) to ratify the selection by the Audit Committee of the Board of Ernst & Young LLP, as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021 (“Proposal 2”). The final results of the voting on each proposal are set forth below.

Proposal 1 – Election of Directors

The Company’s stockholders elected the two persons listed below as directors, each to serve until the Company’s 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified. The votes cast were as follows:

Nominee	For	Withheld	Broker Non-Votes
Theodore (Ted) Ashburn, M.D., Ph.D.	9,286,525	2,287,759	3,157,917
Scott Canute	11,476,495	97,789	3,157,917

There were no abstentions with respect to Proposal 1.

Proposal 2 – Ratification of the Selection by the Audit Committee of the Board of Ernst & Young LLP as the Independent Registered Public Accounting Firm of the Company for its Fiscal Year Ending December 31, 2021.

The Company’s stockholders approved Proposal 2. The votes cast were as follows:

For	Against	Abstain
14,690,399	31,862	9,940

There were no broker non-votes with respect to Proposal 2.

Item 7.01	Regulation FD Disclosure.

On June 17, 2021, the Company issued a press release announcing the appointment of Dr. Rubin as a director of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any of the Company’s filings under the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 17, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCORUS, INC.

By:	/s/ John McCabe
John McCabe Chief Financial Officer

Dated: June 21, 2021